QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MODEM MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		06-1464807 (I.R.S. Employer Identification No.)
230 East Avenue Norwalk, Connecticut 06855 (203) 299-7000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Sloane Levy
Senior Vice President, General Counsel
Modem Media, Inc.
230 East Avenue
Norwalk, Connecticut 06855
Telephone: (203) 299-7000
Facsimile: (203) 299-7461
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alan Dean Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Facsimile: (212) 450-3800	Ronald S. Brody Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019 Telephone: (212) 506-2600 Facsimile: (212) 262-1910

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered in connection with dividend or interest reinvestment plans, check the following box:  ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333 - 110583

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share, including Rights to purchase Series A Participating Cumulative Preferred Stock	1,725,000 shares and related rights	$5.75	$9,918,750	$803

(1)
This registration statement relates to the resale by the selling stockholders named in the registration statement filed by Modem Media, Inc. on Form S-3 (No. 333-110583) on November 18, 2003, as amended, of the shares of common stock, par value $0.001 per share, of Modem Media, Inc.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        Modem Media, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-110583) declared effective on December 17, 2003 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

  (a)
  The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney (included on signature page of Registration Statement on Form S-3, File No. 333-110583)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 17th day of December, 2003.

MODEM MEDIA, INC.
By:	/s/ MARC C. PARTICELLI Marc C. Particelli President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARC C. PARTICELLI Marc C. Particelli	Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2003
/s/ FRANK J. CONNOLLY, JR. Frank J. Connolly, Jr.	Chief Financial Officer (Principal Financial Officer)	December 17, 2003
/s/ BRIAN J. DICK Brian J. Dick	Controller (Principal Accounting Officer)	December 17, 2003
* Robert C. Allen, II	Director	December 17, 2003
* Robert H. Beeby	Director	December 17, 2003

* Richard M. Hochhauser	Director	December 17, 2003
* Gerald M. O'Connell	Director	December 17, 2003
* Don Peppers	Director	December 17, 2003
* Donald L. Seeley	Director	December 17, 2003
* Larry Weber	Director	December 17, 2003
* Joseph R. Zimmel	Director	December 17, 2003
*By:	/s/ SLOANE LEVY Sloane Levy Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document
5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney (included on signature page of Registration Statement on Form S-3, File No. 333-110583)

QuickLinks

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX